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                                                                    EXHIBIT 99.3

                         GENEVA ACQUISITION CORPORATION

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

     Geneva Acquisition Corporation (the "Company") has a Code of Ethics applicable to all employees of the Company. All senior financial officers, including the Chief Executive Officer, the chief financial officer, the principal accounting officer, the controller or persons performing similar functions, are bound by the provisions set forth therein relating to ethical conduct, conflicts of interest and compliance with law. In addition to the Code of Ethics, senior financial officers are subject to the following additional specific policies:

     1. All senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the Securities and Exchange Commission. Accordingly, it is the responsibility of each senior financial officer promptly to bring to the attention of the chief financial officer (or the Company's Disclosure Committee, if any), any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the chief financial officer (or the Disclosure Committee) in fulfilling his or its responsibilities.

     2. Each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

     3. Each senior financial officer shall promptly bring to the attention of the legal counsel to the Company or the Chief Executive Officer and to the Audit Committee any information he or she may have concerning any violation of the Company's Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

     4. Each senior financial officer shall promptly bring to the attention of the legal counsel to the Company or the Chief Executive Officer and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Ethics or of this Code of Ethics for Senior Financial Officers.

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     5.   The Board of Directors shall determine, or designate appropriate persons to determine, 372102v.1 appropriate actions to be taken in the event of violations of the Code of Ethics or of this Code of Ethics for Senior Financial Officers by the Company's senior financial officers. Such action shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics and to this Code of Ethics for Senior Financial Officers, and shall include, as appropriate, written notice to any individual that the Board of Directors determines has violated the provisions of the Code of Ethics or this Code of Ethics for Senior Financial Officers, censure by the Board of Directors, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board of Directors) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors, or such designee of the Board of Directors, shall take into account all relevant information, including the nature and severity of the violation, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

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